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Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS
13640 BRIARWICK DRIVE,	306 WEST SEVENTH STREET,	1000 LOUISIANA STREET,
SUITE 100	SUITE 302 FORT WORTH,	SUITE 625
AUSTIN, TEXAS 78729-1707	TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the references to our firm in this Registration Statement on Form S-1 and all appendixes, exhibits and attachments thereto (including the related prospectus) filed by Athlon Energy Inc., and to the use of our audit of their reserves and reserves present value for Athlon Energy Inc. and its predecessors (the "Registration Statement"). We also consent to all references to our firm in the prospectus included in such Registration Statement, including under the heading "Experts."

Sincerely,
/s/ Cawley, Gillespie & Assoc., Inc. Cawley, Gillespie & Associates, Inc. Texas Registered Engineering Firm F-693
April 8, 2014
Fort Worth, Texas

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  Exhibit 23.3
CAWLEY, GILLESPIE & ASSOCIATES, INC.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS